Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150486 on Form S-3 of our report dated December 17, 2009, relating to the consolidated financial statements of John Deere Capital Corporation and subsidiaries appearing in this Annual Report on Form 10-K of John Deere Capital Corporation and subsidiaries for the year ended October 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 17, 2009

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